UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2025

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Colorado Avenue Suite, 100E
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K filed by Super League Enterprise with the SEC on April 11, 2025, the Company received a letter from the Nasdaq Listing Qualifications staff of Nasdaq (the “Staff”) on April 7, 2025 stating that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”). The Company reported stockholders’ equity of $170,000 in its Annual Report on Form 10-K for the year ended December 31, 2024, and, as a result, it was not in compliance with the Stockholders’ Equity Requirement.

The Company received a delisting determination letter on October 8, 2025 (the “Delisting Determination Letter”) in connection with the Stockholders’ Equity Requirement. The Delisting Determination Letter stated that unless the Company requested a hearing before a Nasdaq Hearing Panel (“Panel”) to appeal Nasdaq’s delisting determination by October 15, 2025, trading of the common stock would have been suspended at the opening of business on October 17, 2025, and the Company’s common stock would have been delisted from Nasdaq. As of the date of this Current Report on Form 8-K, the Company requested a hearing before the Panel, at which it will request a suspension of delisting pending its return to compliance. Pursuant to Nasdaq Listing Rule 5815(a)(1)(B), the hearing request will stay the suspension of trading and delisting of the common stock pending the conclusion of the hearing process. Consequently, the Company expects the common stock to remain listed on Nasdaq at least until the Panel renders a decision following the hearing.

As a separate matter, the Company recently announced a proposed transaction (the “Proposed Financing”) of a minimum of $10.0 million and up to $20.0 million in its Definitive Proxy Statement on Form 14A, filed with the SEC on October 2, 2025 (the “Proxy Statement”). The Proxy Statement submits the transaction to the Company’s stockholders for approval at its 2025 Annual Meeting, to be held October 20, 2025, and, pending stockholder approval, the Company anticipates the sale of the initial tranche of not less than $10.0 million in securities to be consummated on October 20, 2025. The Company fully anticipates that the Proposed Financing will be approved by its stockholders and expects the Proposed Financing to have the required positive impact on the Company’s stockholders’ equity, bringing the Company’s stockholders’ equity above the Stockholders’ Equity Requirement.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict, including statements regarding the Company’s ability to regain compliance with Nasdaq’s continued listing requirements. Words such as “will,” “believes,” “intends,” “expects,” “plans,” “anticipates” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements, including, without limitation, risks related to the Company’s ability to regain compliance with Nasdaq’s continued listing requirements or otherwise maintain compliance with any other listing requirement of The Nasdaq Capital Market, the potential delisting of the Company’s common stock from The Nasdaq Capital Market due to the Company’s failure to comply with the applicable rules, the timing of the hearing and the Panel’s decision, which hearing may be scheduled, and such decision may be issued, more quickly than expected, the outcome of the hearing and the Panel’s decision, and the other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: October 14, 2025	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer